                                                          EXHIBIT 1.A.(3)(b)


                            GENERAL AGENT'S AGREEMENT
                            -------------------------


     AGREEMENT dated _________________, by and between Lutheran Brotherhood Securities Corp. hereinafter referred to as "LBSC", a Pennsylvania corporation, and ___________________ hereinafter referred to as "General Agent", an individual.

     WHEREAS, General Agent is a registered representative of LBSC pursuant to a General Agent's Agreement; and

     WHEREAS, General Agent is a General Agent of Lutheran Brotherhood, a Minnesota Corporation, the parent of LBSC and of Lutheran Brotherhood Variable Insurance Products Company, hereinafter referred to as "LBVIP", a Minnesota Corporation; and

     WHEREAS, the parties hereto desire that General Agent represent LBSC and LBVIP in the sale of LBVIP's products;

     WITNESSETH: In consideration of the mutual promises contained herein, the parties hereto agree as follows:


A.   DEFINITIONS

     (1) Contracts - The variable universal life insurance contracts which LBVIP proposes to issue and for which LBSC has been appointed the principal underwriter pursuant to a Distribution Agreement, a copy of which has been furnished to General Agent.

     (2) The Variable Account - The separate account established and maintained by LBVIP pursuant to the laws of Minnesota to fund the benefits under the Contracts.

     (3) The Fund - An open-end management investment company registered under the 1940 Act, shares of which are sold to the Variable Account in connection with the sale of the Contracts.

     (4) Registration Statement - The registration statements and amendments thereto relating to the Contracts, the Variable Account, and the Fund, including financial statements and all exhibits.

     (5) Prospectus - The prospectuses included within the registration statements referred to herein.

     (6) 1933 Act  -  The Securities Act of 1933, as amended.

     (7) 1934 Act  -  The Securities Exchange Act of 1934, as amended.

     (8) SEC  -  The Securities and Exchange Commission.


B.   AGREEMENTS OF LBSC

     (1) Pursuant to the authority delegated to it by LBVIP, LBSC hereby authorizes General Agent during the term of this Agreement to solicit and obtain applications for Contracts directly or through LBSC Registered Representatives obtained by and holding under General Agent a written selected Registered Representative Agreement and appointed by LBVIP from eligible persons provided that there is an effective Registration Statement relating to such Contracts and provided further that General Agent has been notified by LBSC that the Contracts are qualified for sale under all applicable securities and insurance laws of the state or jurisdiction in which the application will be solicited. In connection with the solicitation of applications for Contracts, General Agent is hereby authorized to offer riders and benefits that are available with the Contracts in accordance with instructions furnished by LBSC or LBVIP.

     (2) LBSC, during the term of this Agreement, will notify General Agent of the issuance by the SEC of any stop order with respect to the Registration Statement or any amendments thereto or the initiation of any proceedings for that purpose or for any other purpose relating to the registration and/or offering of the Contracts and of any other action or circumstances that may prevent the lawful sale of the Contracts in any state or jurisdiction.

     (3) During the term of this Agreement, LBSC shall advise General Agent of any amendment to the Registration Statement of any amendment or supplement to any Prospectus.


C.   AGREEMENTS OF GENERAL AGENT

     (1) It is understood and agreed that General Agent is a duly registered representative of LBSC pursuant to a General Agent's Agreement. General Agent agrees to comply with all of the terms and agreements of said General Agent's Agreement which is hereby incorporated herein by reference to the extent it is not inconsistent with the terms herein.

     (2) Commencing at such time as LBSC and General Agent shall agree upon, General Agent agrees to use his/her best efforts to find purchasers for the contracts acceptable to LBVIP. In meeting his/her obligation to use his/her best efforts to solicit applications for Contracts, General Agent shall, during the term of this Agreement, engage in the following activities:

              (a) Continuously utilize training, sales and promotional
                  materials which have been approved by LBVIP;

              (b) Permit periodic inspection and supervision of his/her
                  sales practices and submit periodic reports to LBSC as may be requested on the results of such inspections and the compliance with procedures.

              (c) General Agent shall not make recommendations to an
                  applicant to purchase a Contract in the absence of reasonable grounds to believe that the purchase of the Contract is suitable for such applicant. While not limited to the following, a determination of suitability shall be based on information furnished to General Agent after reasonable inquiry of such applicant concerning the applicant's insurance and investment objectives, financial situation and needs, and the likelihood that the applicant will continue to make the premium payments contemplated by the Contract.

     (3) All payments for Contracts collected by General Agent shall be held at all times in a fiduciary capacity and shall be remitted promptly in full together with such applications, forms and other required documentation to LBVIP as designated by LBSC. Checks or money orders in payment of initial premiums shall be drawn to the order of "Lutheran Brotherhood Variable Insurance Products Company." General Agent acknowledges that the LBVIP retains the ultimate right to control the sale of the Contracts and that the LBSC or LBVIP shall have the unconditional right to reject, in whole or in part, any application for the Contract. In the event LBVIP or LBSC rejects an application, LBVIP immediately will return all payments directly to the purchaser and General Agent will be notified of such action. In the event that any purchaser of a Contract elects to return such Contract pursuant to Rule 6e-3T(b)(13)(viii) of the 1940 Act, any premium paid will be refunded to the purchaser and General Agent will be notified of such action. General Agent will comply with Lutheran Brotherhood's policy on Field Force Fiduciary Responsibility.

     (4) General Agent shall act at all times as an independent contractor in carrying out the duties hereunder and shall not be considered an employee of LBVIP or LBSC. As such General Agent shall have full control of his or her daily activities, with the right to exercise independent judgment as to the time, place, and manner of soliciting applications, servicing Contracts, and otherwise carrying out the provisions of this Agreement. General Agent and his/her employees and Registered Representatives obtained by and holding under General Agent shall not hold themselves out to be employees of LBVIP or LBSC in this connection or in any dealings with the public.

     (5) General Agent agrees that any material he or she develops, approves or uses for sales, training, explanatory or other purposes in connection with the solicitation of applications for Contracts hereunder (other than generic advertising materials which do not make specific reference to the Contracts) will not be used without the prior written consent of LBSC and, where appropriate, the endorsement of LBVIP to be obtained by LBSC.

     (6) Solicitation and other activities by General Agent shall be undertaken only in accordance with applicable laws and regulations. General Agent shall not solicit applications for the contracts until duly licensed and appointed by LBVIP as a life insurance and variable contract agent of LBVIP in the appropriate states or other jurisdictions. General Agent shall fulfill any training requirements necessary to be licensed. General Agent understands and acknowledges that he/she is not authorized by LBSC or LBVIP to give any information or make any representation in connection with this Agreement or the offering of the Contracts other than those contained in the Prospectus or other solicitation material authorized in writing by LBSC or LBVIP.

     (7) General Agent shall not represent himself or herself as having any nor shall he or she have authority on behalf of LBSC or LBVIP to: make, alter or discharge any Contract or other form; waive any forfeiture, extend the time of paying any premium, or to alter, waive, or forfeit any of the rights of the LBVIP or LBSC; receive any monies or premiums due, or to become due, to LBVIP, except as set forth in Section C(3) of this Agreement. General Agent shall not expend, nor contract for the expenditure of the funds of LBSC or LBVIP, nor shall General Agent possess or exercise any authority on behalf of LBSC or LBVIP by this Agreement.

     (8) General Agent shall maintain such records as are required of him/her by applicable laws and regulations. The books, accounts and records of LBVIP, the Variable Account, LBSC and General Agent relating to the sale of the Contracts shall be maintained so as to clearly and accurately disclose the nature and details of the transactions. All records maintained by General Agent in connection with this Agreement shall be the property of LBVIP and shall be returned to LBVIP upon termination of this Agreement, free from any claims or retention of rights by General Agent. General Agent shall keep confidential any information obtained pursuant to this Agreement and shall disclose such information, only if LBVIP has authorized such disclosure, or if such disclosure is expressly required by applicable federal or state regulatory authorities.

     (9) All business produced and serviced under this Agreement is the property of LBVIP and no attempt will be made by General Agent to prejudice the Contract Owners or interfere with the collection of premiums or transfer any existing Contracts to another company or organization. Information regarding names, addresses, ages and all other information and records of Contract owners acquired from LBVIP or LBSC and coming into the possession of General Agent during the effective period of this Agreement, or any prior Agreement, are trade secrets wholly owned by LBVIP. All forms and other material, including electronic data, whether furnished by LBVIP or LBSC or purchased by General Agent, upon which this information is recorded shall be the sole and exclusive property of LBVIP. General Agent shall return any part or all of such information and records upon the request of LBVIP or LBSC. General Agent will safeguard and protect all such information within his or her control from any unauthorized access and use.

    (10) LBVIP and LBSC may furnish to General Agent, without charge, certain manuals, forms, records, electronic data, and such other materials and supplies as they may deem advisable to provide. All such property furnished by them shall remain the property of LBVIP. In addition, they may offer at General Agent's expense such additional materials and supplies as they believe may be helpful to General Agent.

    (11) The expense of any office, including rental, furniture, and equipment; signs; supplies not furnished by LBVIP or LBSC; the salaries of the employees of General Agent; automobile; transportation; telephone; postage; advertising; and all other charges or expense incurred by General Agent in the performance of this Agreement shall be incurred at his/her discretion and paid for by him/her.

    (12) General Agent expressly covenants and agrees that after termination of this Agreement, for any reason, he/she shall not for a period of one year thereafter, nor shall he/she assist, encourage or induce others to do, any of the following things: induce, or attempt to induce, any of the Contract owners to whom he/she or any Registered Representative in his/her General Agency was assigned while this Agreement was in effect, to cancel, lapse, or surrender their contracts with LBVIP.

    (13) Upon termination of this Agreement, General Agent will deliver to LBVIP, or its authorized representatives, all records, materials, supplies, advertising, licenses, and all other documents pertaining to LBVIP, used in carrying out this Agreement.

    (14) General Agent will, at the option of LBVIP or LBSC, furnish a fidelity bond for such sum and with such surety as they may require.

    (15) General Agent shall maintain an errors and omissions insurance policy in an amount, form, and surety acceptable to LBVIP for the performance of his or her professional services, duties, and obligations.


C.   COMPENSATION

     (1) Pursuant to the Distribution Agreement between LBSC and LBVIP, LBSC shall cause LBVIP to arrange for the payment of commissions to General Agent as compensation for the sale of each contract sold by General Agent or Registered Representative obtained by and holding under General Agent. The amount of such compensation shall be based on a schedule to be determined by agreement of LBVIP and LBSC.

     (2) General Agent shall have no right to withhold or deduct any part of any premium he/she shall receive for purposes of payment of commission or otherwise. General Agent shall have no interest in any compensation paid by LBVIP to LBSC, now or hereafter, in connection with the sale of any Contracts hereunder.

     (3) LBVIP is hereby given a paramount and prior lien and security interest upon any commissions payable under or as a result of this or any previous agreement and under all agreements amendatory hereof or supplementary hereto, as security for the payment of any claim or indebtedness or reimbursement whatsoever due or to become due to LBVIP, LBSC, or Lutheran Brotherhood or any of its subsidiaries or affiliates, from General Agent. Any sums becoming due to General Agent at any time may be applied, directly, by the LBVIP to the liquidation of any indebtedness or obligation of General Agent to any of the secured parties, but the failure to so apply any sum shall not be deemed a waiver of LBVIP's lien on or security interest in any other sums becoming due nor impair its right to so apply such sums.

     (4) Notwithstanding the vesting provisions provided for in the Distribution Agreement and/or the schedule referred to in section D(1) herein, General Agent will forfeit all compensation and any other payments which have otherwise been vested or reserved to General Agent by this or any previous or related Agreement, if this Agreement terminates and any of the following events have occurred or subsequently occur:

              (a) General Agent engages in any form of rebating, directly or indirectly, or if General Agent defaults in the payment to LBVIP of any premiums collected by him/her, demands or accepts any remuneration from a Contract Owner, beneficiary, or their representative for services in connection with the payment of any claim under any contract issued by LBVIP;

              (b) General Agent fails to deliver to LBVIP or its authorized representative any of the following: all records, including electronic data, materials, supplies, advertising, licenses, and all other documents containing LBVIP confidential information and/or trade secrets, upon the written request of LBVIP;

              (c) General Agent violates any of the applicable federal and state laws, regulations or rules, or commits any fraud, in connection with his or her duties as a General Agent or as a registered representative; or

              (d) General Agent violates any of the covenants set forth in section C(12) herein.


E.   COMPLAINTS AND INVESTIGATIONS

     General Agent and LBSC jointly agree to cooperate fully in any insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the Contracts marketed under this Agreement. General Agent and LBSC further agree to cooperate fully in any securities regulatory investigation or proceeding or judicial proceeding with respect to General Agent, LBSC, or their affiliates and their agents or representatives to the extent that such investigation or proceeding is in connection with Contracts marketed under this Agreement.


F.   TERM OF AGREEMENT

     (1) This Agreement shall continue in force for one year from its effective date and thereafter shall automatically be renewed every year for a further one year period; provided that either party may unilaterally terminate this Agreement upon thirty (30) days' written notice to the other party of its intention to do so.

     (2) Upon termination of this Agreement, all authorizations, rights and obligations under this agreement shall cease except (a) the agreements contained in Section E hereof; (b) the indemnity set forth in Section G hereof; (c) the obligations to settle accounts hereunder, including payments on premiums subsequently received for Contracts in effect at the time of termination or issued pursuant to applications received by General Agent prior to termination;
         and  (d) the covenants set forth in Sections C(9), C(12) and C(13).

     (3) This Agreement will automatically terminate on the first day of the month next following the seventieth birthday of General Agent.

     (4) In the event that the General Agent's Agreement between General Agent and Lutheran Brotherhood or the General Agent's Agreement between General Agent and LBSC is terminated, this Agreement will also terminate.

     (5) LBSC may immediately terminate this agreement for breach of any of the covenants and agreements herein by General Agent.


G.   INDEMNITY

     (1) General Agent shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement.

     (2) General Agent agrees to indemnify and hold harmless LBVIP and LBSC and each of their current and former directors and officers and each person, if any, who controls or has controlled LBVIP or LBSC within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages or liabilities to which LBVIP or LBSC and any such director or officer or controlling person may become subject, under the 1933 Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:
              (a) Any unauthorized use of sales materials or any verbal or written misrepresentations or any unlawful sales practices concerning the Contracts by General Agent; or

              (b) The failure of General Agent, his/her employees or
                  Registered Representatives obtained by and holding under General Agent, to comply with the provisions or this Agreement; and General Agent will reimburse LBVIP, LBSC, or such director, officer or controlling person in connection with investigating or defending any such loss, claims, damage, liability or action. This indemnity agreement will be in addition to any liability which General Agent may otherwise have.


H.   GENERAL TERMS

     (1) This Agreement shall not be assigned by either party without the written consent of the other.

     (2) This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

     (3) The forbearance or neglect of LBSC to insist upon strict compliance by General Agent with any of the provisions of this Agreement, whether continuing or not, shall not be construed as a waiver of LBSC's rights or privileges hereunder. No waiver of any right or privilege of LBSC arising from any default or failure of performance by General Agent shall affect the LBSC's rights or privileges in the event of a further default or failure of performance.

     (4) Whenever required for proper interpretation of this Agreement, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders.

     (5) The unenforceability or invalidity of any provisions hereof shall not render any other provision or provisions herein contained unenforceable or invalid.

     (6) This Agreement contains the entire understanding of the parties hereto, and no modification hereof or addition hereto shall be binding unless the same is in writing and signed by the parties hereto.

     (7) This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permissive assigns, and General Agent's estate, heirs and personal representatives.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                LUTHERAN BROTHERHOOD SECURITIES CORP. (LBSC)




                                By
                                   -----------------------------------------



                                   -----------------------------------------
                                   (General Agent)

                                                      EXHIBIT 1.A.3(b)


                  SELECTED REGISTERED REPRESENTATIVE AGREEMENT
                  --------------------------------------------


     AGREEMENT dated _____________, by and between Lutheran Brotherhood Securities Corp. hereinafter referred to as "LBSC", a Pennsylvania corporation, and ______________________ hereinafter referred to as "Registered Representative", an individual.

     WHEREAS, Registered Representative is a registered representative of LBSC pursuant to a Registered Representative's Agreement; and

     WHEREAS, Registered Representative is a District Representative of Lutheran Brotherhood, a Minnesota Corporation, the parent of LBSC and of Lutheran Brotherhood Variable Insurance Products Company, hereinafter referred to as "LBVIP", a Minnesota Corporation; and

     WHEREAS, the parties hereto desire that Registered Representative represent LBSC and LBVIP in the sale of LBVIP's products;

     WITNESSETH: In consideration of the mutual promises contained herein, the parties hereto agree as follows:


A.   DEFINITIONS

     (1) Contracts - The variable universal life insurance contracts which LBVIP proposes to issue and for which LBSC has been appointed the principal underwriter pursuant to a Distribution Agreement, a copy of which has been furnished to Registered Representative, together with the Registered Representative Commission Schedule.

     (2) The Variable Account - The separate account established and maintained by LBVIP pursuant to the laws of Minnesota to fund the benefits under the Contracts.

     (3) The Fund - An open-end management investment company registered under the 1940 Act, shares of which are sold to the Variable Account in connection with the sale of the Contracts.

     (4) Registration Statement - The registration statements and amendments thereto relating to the Contracts, the Variable Account, and the Fund, including financial statements and all exhibits.

     (5) Prospectus - The prospectuses included within the registration statements referred to herein.

     (6) 1933 Act  -  The Securities Act of 1933, as amended.

     (7) 1934 Act  -  The Securities Exchange Act of 1934, as amended.

     (8) SEC  -  The Securities and Exchange Commission.


B.   AGREEMENTS OF LBSC

     (1) Pursuant to the authority delegated to it by LBVIP, LBSC hereby authorizes Registered Representative during the term of this Agreement to solicit applications for Contracts from eligible persons provided that there is an effective Registration Statement relating to such Contracts and provided further that Registered Representative has been notified by LBSC that the Contracts are qualified for sale under all applicable securities and insurance laws of the state or jurisdiction in which the application will be solicited. In connection with the solicitation of applications for Contracts, Registered Representative is hereby authorized to offer riders and benefits that are available with the Contracts in accordance with instructions furnished by LBSC or LBVIP.

     (2) LBSC, during the term of this Agreement, will notify Registered Representative of the issuance by the SEC of any stop order with respect to the Registration Statement or any amendments thereto or the initiation of any proceedings for that purpose or for any other purpose relating to the registration and/or offering of the Contracts and of any other action or circumstances that may prevent the lawful sale of the Contracts in any state or jurisdiction.

     (3) During the term of this Agreement, LBSC shall advise Registered Representative of any amendment to the Registration Statement of any amendment or supplement to any Prospectus.


C.   AGREEMENTS OF REGISTERED REPRESENTATIVE

     (1) It is understood and agreed that Registered Representative is a duly registered representative of LBSC pursuant to a Registered Representative's Agreement. Registered Representative agrees to comply with all of the terms and agreements of said Registered Representative's Agreement which is hereby incorporated herein by reference to the extent it is not inconsistent with the terms herein.

     (2) Commencing at such time as LBSC and Registered Representative shall agree upon, Registered Representative agrees to use his/her best efforts to find purchasers for the contracts acceptable to LBVIP. In meeting its obligation to use its best efforts to solicit applications for Contracts, Registered Representative shall, during the term of this Agreement, engage in the following activities:

              (a) Continuously utilize training, sales and promotional
                  materials which have been approved by LBVIP;

              (b) Permit periodic inspection and supervision of his/her
                  sales practices and submit periodic reports to LBSC as may be requested on the results of such inspections and the compliance with procedures.

              (c) Registered Representative shall not make recommendations to an applicant to purchase a Contract in the absence of reasonable grounds to believe that the purchase of the Contract is suitable for such applicant. While not limited to the following, a determination of suitability shall be based on information furnished to Registered Representative after reasonable inquiry of such applicant concerning the applicant's insurance and investment objectives, financial situation and needs, and the likelihood that the applicant will continue to make the premium payments contemplated by the Contract.

     (3) All payments for Contracts collected by Registered Representative shall be held at all times in a fiduciary capacity and shall be remitted promptly in full together with such applications, forms and other required documentation to LBVIP as designated by LBSC. Checks or money orders in payment of initial premiums shall be drawn to order of "Lutheran Brotherhood Variable Insurance Products Company." Registered Representative acknowledges that the LBVIP retains the ultimate right to control the sale of the Contracts and that the LBSC or LBVIP shall have the unconditional right to reject, in whole or in part, any application for the Contract. In the event LBVIP or LBSC rejects an application, LBVIP immediately will return all payments directly to the purchaser and Registered Representative will be notified of such action. In the event that any purchaser of a Contract elects to return such Contract pursuant to Rule 6e-3T(b)(13)(viii) of the 1940 Act, any premium paid will be refunded to the purchaser and Registered Representative will be notified of such action. Registered Representative will comply with Lutheran Brotherhood's policy on Field Force Fiduciary Responsibility.

     (4) Registered Representative shall act at all times as an independent contractor in carrying out the duties hereunder and shall not be considered an employee of LBVIP or LBSC, except for purposes of the Federal Insurance Contributions Act (26 U.S.C. 3101 et. seq.), and Title II, of the Social Security Act (42 U.S.C. 401 et. seq.). As such Registered Representative shall have full control of his or her daily activities, with the right to exercise independent judgment as to the time, place, and manner of soliciting applications, servicing Contracts, and otherwise carrying out the provisions of this Agreement. Registered Representative and his/her employees shall not hold themselves out to be employees of LBVIP or LBSC in this connection or in any dealings with the public.

     (5) Registered Representative agrees that any material he or she develops, approves or uses for sales, training, explanatory or other purposes in connection with the solicitation of applications for Contracts hereunder (other than generic advertising materials which do not make specific reference to the Contracts) will not be used without the prior written consent of LBSC and, where appropriate, the endorsement of LBVIP to be obtained by LBSC.

     (6) Solicitation and other activities by Registered Representative shall be undertaken only in accordance with applicable laws and regulations. Registered Representative shall not solicit applications for the contracts until duly licensed and appointed by LBVIP as a life insurance and variable contract agent of LBVIP in the appropriate states or other jurisdictions. Registered Representative shall fulfill any training requirements necessary to be licensed. Registered Representative understands and acknowledges that he/she is not authorized by LBSC or LBVIP to give any information or make any representation in connection with this Agreement or the offering of the Contracts other than those contained in the Prospectus or other solicitation material authorized in writing by LBSC or LBVIP.

     (7) Registered Representative shall not represent himself or herself as having any nor shall he or she have authority on behalf of LBSC or LBVIP to: make, alter or discharge any Contract or other form; waive any forfeiture, extend the time of paying any premium, or to alter, waive, or forfeit any of the rights of LBVIP or LBSC; receive any monies or premiums due, or to become due, to LBVIP, except as set forth in Section C(3) of this Agreement. Registered Representative shall not expend, nor contract for the expenditure of the funds of LBSC or LBVIP, nor shall Registered Representative possess or exercise any authority on behalf of LBSC or LBVIP by this Agreement.

     (8) Registered Representative shall maintain such records as are required of him/her by applicable laws and regulations. The books, accounts and records of LBVIP, the Variable Account, LBSC and Registered Representative relating to the sale of the Contracts shall be maintained so as to clearly and accurately disclose the nature and details of the transactions. All records maintained by Registered Representative in connection with this Agreement shall be the property of LBVIP and shall be returned to LBVIP upon termination of this Agreement, free from any claims or retention of rights by Registered Representative. Registered Representative shall keep confidential any information obtained pursuant to this Agreement and shall disclose such information, only if LBVIP has authorized such disclosure, or if such disclosure is expressly required by applicable federal or state regulatory authorities.

     (9) All business produced and serviced under this Agreement is the property of LBVIP and no attempt will be made by Registered Representative to prejudice the Contract Owners or interfere with the collection of premiums or transfer any existing Contracts to another company or organization.

         Information regarding names, addresses, ages and all other information and records of Contract Owners acquired from LBVIP or LBSC and coming into the possession of Registered Representative during the effective period of this Agreement, or any prior Agreement, are trade secrets wholly owned by LBVIP. All forms and other material, including electronic data, whether furnished by LBVIP or LBSC or purchased by Registered Representative, upon which this information is recorded shall be the sole and exclusive property of LBVIP. Registered Representative shall return any part or all of such information and records upon the request of LBVIP or LBSC. Registered Representative will safeguard and protect all such information within his or her control from any unauthorized access and use.

    (10) LBVIP and LBSC may furnish to Registered Representative, without charge, certain manuals, forms, records, electronic data, and such other materials and supplies as they may deem advisable to provide. All such property furnished by them shall remain the property of LBVIP. In addition, they may offer at Registered Representative's expense such additional materials and supplies as they believe may be helpful to Registered Representative.

    (11) The expense of any office, including rental, furniture, and equipment; signs; supplies not furnished by LBVIP or LBSC; the salaries of the employees of Registered Representative; automobile; transportation; telephone; postage; advertising; and all other charges or expense incurred by Registered Representative in the performance of this Agreement shall be incurred at his/her discretion and paid for by him/her.

    (12) Registered Representative expressly covenants and agrees that after termination of this Agreement, for any reason, he/she shall not for a period of one year thereafter, nor shall he/she assist, encourage or induce others to do, any of the following things: induce, or attempt to induce, any of the Contract holders to whom he/she was the "Writing Registered Representative" or was assigned as the "Servicing or Correspondent Registered Representative" while this Agreement was in effect, to cancel, lapse, or surrender their contracts with LBVIP.

    (13) Upon termination of this Agreement, Registered Representative will deliver to LBVIP, or its authorized representatives, all records, materials, supplies, advertising, licenses, and all other documents pertaining to LBVIP, used in carrying out this Agreement.

    (14) Registered Representative will, at the option of LBVIP or LBSC, furnish a fidelity bond for such sum and with such surety as they may require.

    (15) Registered Representative shall maintain an errors and omissions insurance policy in an amount, form, and surety acceptable to LBVIP for the performance of his or her professional services, duties, and obligations.


D.   COMPENSATION

     (1) Pursuant to the Distribution Agreement between LBSC and LBVIP, LBSC shall cause LBVIP to arrange for the payment of commissions to Registered Representative as compensation for the sale of each contract sold by Registered Representative. The amount of such compensation shall be based on a schedule to be determined by agreement of LBVIP and LBSC.

     (2) Registered Representative shall have no right to withhold or deduct any part of any premium he/she shall receive for purposes of payment of commission or otherwise. Registered Representative shall have no interest in any compensation paid by LBVIP to LBSC, now or hereafter, in connection with the sale of any Contracts hereunder.

     (3) LBVIP is hereby given a paramount and prior lien and security interest upon any commissions payable under or as a result of this or any previous agreement and under all agreements amendatory hereof or supplementary hereto, as security for the payment of any claim or indebtedness or reimbursement whatsoever due or to become due to LBVIP, LBSC, or Lutheran Brotherhood or any of its subsidiaries or affiliates, from Registered Representative. Any sums becoming due to Registered Representative at any time may be applied, directly, by LBVIP to the liquidation of any indebtedness or obligation of Registered Representative to any of the secured parties, but the failure to so apply any sum shall not be deemed a waiver of LBVIP's lien on or security interest in any other sums becoming due nor impair its right to so apply such sums.

     (4) Notwithstanding the vesting provisions provided for in the Distribution Agreement and/or the schedule referred to in section D(1) herein, Registered Representative will forfeit all compensation and any other payments which have otherwise been vested or reserved to Registered Representative by this or any previous or related Agreement, if this Agreement terminates and any of the following events have occurred or subsequently occur:

              (a) Registered Representative engages in any form of rebating, directly or indirectly, or if Registered Representative defaults in the payment to LBVIP of any premiums collected by him/her, demands or accepts any remuneration from a Contract Owner, beneficiary, or their representative for services in connection with the payment of any claim under any contract issued by LBVIP;

              (b) Registered Representative fails to deliver to LBVIP or its authorized representative any of the following: all records, including electronic data, materials, supplies, advertising, licenses, and all other documents containing LBVIP confidential information and/or trade secrets, upon the written request of LBVIP;

              (c) Registered Representative violates any of the applicable federal and state laws, regulations or rules, or commits any fraud, in connection with his or her duties as a Registered Representative; or

              (d) Registered Representative violates any of the covenants set forth in section C(12) herein.


E.   COMPLAINTS AND INVESTIGATIONS

     Registered Representative and LBSC jointly agree to cooperate fully in any insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the Contracts marketed under this Agreement. Registered Representative and LBSC further agree to cooperate fully in any securities regulatory investigation or proceeding or judicial proceeding with respect to Registered
     Representative, LBSC, or their affiliates and their agents or representatives to the extent that such investigation or proceeding is in connection with Contracts marketed under this Agreement.


F.   TERM OF AGREEMENT

     (1) Either party may unilaterally terminate this Agreement upon thirty (30) days' written notice to the other party of its intention to do so.

     (2) Upon termination of this Agreement, all authorizations, rights and obligations under this agreement shall cease except (a) the agreements contained in Section E hereof; (b) the indemnity set forth in Section G hereof; (c) the obligations to settle accounts hereunder, including payments on premiums subsequently received for Contracts in effect at the time of termination or issued pursuant to the applications received by Registered Representative prior to termination; and (d) the covenants set forth in Sections C(9), C(12) and C(13).

     (3) This Agreement will automatically terminate on the first day of the month next following the seventieth birthday of Registered Representative.

     (4) In the event that either the District Representative's Agreement between Registered Representative and Lutheran Brotherhood or the Registered Representative's Agreement between Registered
         Representative and LBSC is terminated, this Agreement will also terminate.

     (5) LBSC may immediately terminate this agreement for breach of any of the covenants and agreements herein by Registered Representative.


G.   INDEMNITY

     (1) Registered Representative shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement.

     (2) Registered Representative agrees to indemnify and hold harmless LBVIP and LBSC and each of their current and former directors and officers and each person, if any, who controls or has controlled LBVIP or LBSC within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages or liabilities to which LBVIP or LBSC and any such director or officer or controlling person may become subject, under the 1933 Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

              (a) Any unauthorized use of sales materials or any verbal or written misrepresentations or any unlawful sales practices concerning the Contracts by Registered Representative; or

              (b) The failure of Registered Representative or his/her
                  employees, to comply with the provisions of this Agreement; and Registered Representative will reimburse LBVIP, LBSC, or such director, officer or controlling person in connection with investigating or defending any such loss, claims, damage, liability or action. This indemnity agreement will be in addition to any liability which Registered Representative may otherwise have.


H.   GENERAL TERMS

     (1) This Agreement shall not be assigned by either party without the written consent of the other.

     (2) This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

     (3) The forbearance or neglect of LBSC to insist upon strict compliance by Registered Representative with any of the provisions of this Agreement, whether continuing or not, shall not be construed as a waiver of LBSC's rights or privileges hereunder. No waiver of any right or privilege of LBSC arising from any default or failure of performance by Registered Representative shall affect the LBSC's rights or privileges in the event of a further default or failure of performance.

     (4) Whenever required for proper interpretation of this Agreement, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders.

     (5) The unenforceability or invalidity of any provisions hereof shall not render any other provision or provisions herein contained unenforceable or invalid.

     (6) This Agreement contains the entire understanding of the parties hereto, and no modification hereof or addition hereto shall be binding unless the same is in writing and signed by the parties hereto.

     (7) This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permissive assigns, and Registered Representative's estate, heirs and personal representatives.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                LUTHERAN BROTHERHOOD SECURITIES CORP. (LBSC)




                                By
                                  ------------------------------------------




                                  ------------------------------------------
                                  (Registered Representative)







#20526